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                                                                      EXHIBIT 21

                                BROOKSTONE, INC.

                            Subsidiary of Registrant
                            ------------------------

                                 April 19, 2002

Name                                                 Organized under laws of
----                                                 -----------------------

Brookstone, Company, Inc.                            New Hampshire

Brookstone Stores, Inc.                              New Hampshire

Brookstone Purchasing, Inc.                          New Hampshire

Brookstone Properties, Inc.                          New Hampshire

Brookstone By Mail, Inc.                             New Hampshire

Brookstone Holdings, Inc.                            New Hampshire

Fork Distribution Corporation                        New Hampshire

Gardeners Eden By Mail, Inc.                         New Hampshire

Brookstone Retail Puerto Rico, Inc.                  Puerto Rico

Brookstone O'Hare, LLC                               Delaware

Gardeners Eden Company, Inc.                         New Hampshire

Gardeners Eden Purchasing, Inc.                      New Hampshire
National Concessions Management

Brookstone Stores Georgia, LLC                       Delaware